UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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CONVERTED ORGANICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Converted Organics Inc.
7A Commercial Wharf West
Boston, MA 02110
617 624 0111

Dear Stockholder:

The 2008 Annual Meeting of Stockholders of Converted Organics Inc. (the “Company”) will be held at The Marriott’s Custom House, 3 McKinley Square, Boston, MA 02109, on June 6, 2008 at 9:30 a.m. local time.

The attached material includes the Notice of Annual Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.

We will be reporting on your Company’s activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

The Board of Directors recommends that you approve the proposals set forth in this proxy.

On behalf of the Board of Directors, I would like to thank you for your continued support and confidence.

Sincerely,

/s/ Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and
Chairman of the Board

Converted Organics Inc.

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Converted Organics Inc. (the “Company”) will be held at Boston, Massachusetts as follows:

Date:	June 6, 2008

Time:	9:30 a.m.

Place:	The Marriott’s Custom House
3 McKinley Square
Boston, Massachusetts 02109

The purpose of the meeting is to vote on the following matters:

1. To elect two members to the Company’s Board of Directors;

2. To ratify the selection of Carlin, Charron & Rosen, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008; and

3. To transact such other business as may properly come before the meeting.

Further information about the meeting is contained in the accompanying Proxy Statement. All stockholders of record on April 30, 2008 may vote at this meeting.

By Order of the Board of Directors

/s/ Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and
Chairman of the Board

Boston, Massachusetts
April 29, 2008

Your vote is important.

If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A stockholder who submits a proxy may revoke it at any time before the vote is taken at the meeting, or by voting in person at the meeting.

Converted Organics Inc.
7A Commercial Wharf West
Boston, MA 02110

PROXY STATEMENT

Annual Meeting of Stockholders
June 6, 2008

Introduction

This proxy statement contains information about the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Converted Organics Inc. (the “Company”) to be held at The Marriott’s Custom House, 3 McKinley Square, Boston, MA 02109, on June 6, 2008, at 9:30 a.m. local time, and at any postponements or adjournments thereof. The Company’s Board of Directors is using this proxy statement to solicit proxies for use at the Annual Meeting. This proxy statement and the enclosed proxy card are being mailed on or about May 6, 2008 to stockholders entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting

The purpose of the meeting is to vote on the following matters:

1. To elect John DeVillars and Peter Townsley to the Board of Directors to serve until their terms expire in 2011 and until their successors are duly elected and qualified;

2. To ratify the appointment of Carlin, Charron & Rosen, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008; and

3. To transact such other business as may properly come before the meeting.

As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Who Can Vote

Stockholders of record as of the close of business on April 30, 2008 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of April 29, 2008, there were 5,528,010 shares of Company common stock issued and outstanding. Holders of Company common stock are entitled to one vote per share. Cumulative voting is not permitted. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

You may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope.

A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no choice is indicated on the proxy, the shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR ratification of the appointment of the Auditor (Proposal No. 2), and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

Revoking a Proxy

A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy. Please note that a stockholder’s mere attendance at the Annual Meeting will not automatically revoke that stockholder’s previously submitted proxy.

Quorum and Voting Requirements

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or by proxy. Abstentions and broker-dealer non-votes will be counted as “shares present” in determining whether this quorum has been reached. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Assuming the presence of a quorum at the Annual Meeting:

1. The two candidates receiving the highest number of votes cast in favor of their election shall be elected; and

2. The affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required to ratify the appointment of Carlin, Charron & Rosen, LLP as the Company’s auditors for the 2008 fiscal year;

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (who has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast ‘for’ or ‘against’ are included. However, if a proxy is signed but no specification is given, the shares will be voted ‘FOR’ Proposals 1 and 2 (to elect the Board’s nominees to the Board of Directors and to ratify the selection of Carlin, Charron & Rosen LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.).

Dissenter’s Rights of Appraisal

No action will be taken in connection with the proposal described in this Proxy Statement for which Delaware law, our Articles of Incorporation or Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.

Proxy Solicitation Costs and Methods

The Company will pay all costs of soliciting proxies. In addition to mailing proxy solicitation material, the Company’s management, employees and agents also may solicit proxies in person, by telephone, or by other electronic means of communication.

Communication with the Board of Directors

The Company has no formal written policy regarding communication with the Board of Directors. The policy of the Company is that management speaks for the Company. This policy does not preclude shareholders from communicating directly with members of the Board of Directors. If a shareholder wishes to communicate with the Board of Directors, they may send a letter directed to the Corporate Secretary, Converted Organics Inc., 7A Commercial Wharf West, Boston, MA 02110.

The Company’s Annual Report

A copy of the Company’s annual report on Form 10-KSB for the year ended December 31, 2007 is enclosed with this proxy statement, and the contents of and exhibits to that annual report, including any amendments thereto, are incorporated by reference herein. Upon written or oral request, the Company will provide copies of the exhibits to the annual report at no charge; such requests should be directed to Converted Organics Inc., 7A Commercial Wharf West, Boston, MA 02110.

Directors, Executive Officers and Key Employees

The Company’s executive officers and directors and certain information about them, including their ages as of April 30 2008, are as follows:

Name	Age	Position

Edward J. Gildea	56	President, Chief Executive Officer and Chairman of the Board
David R. Allen	53	Chief Financial Officer
Richard P. Aleo	62	Executive Vice-President of Sales and Marketing
Peter Townsley*	47	Executive VP of Technology and Director
Robert E. Cell	39	Director
John P. DeVillars*	59	Director
Edward A. Stoltenberg	68	Director

*	Nominee for election

The following is a brief description of the principal occupation and recent business experience of each of our directors and executive officers:

Edward J. Gildea has been our Chairman, President and Chief Executive Officer since January 2006. From 2001 to 2005, he held several executive positions including Chief Operating Officer, Executive Vice President, Strategy and Business Development, and General Counsel of QualityMetric Incorporated, a private health status measurement business. During that period, Mr. Gildea was also engaged in the private practice of law representing business clients and held management positions in our predecessor companies. He holds an A.B. degree from the College of the Holy Cross and a J.D. degree from Suffolk University Law School. Mr. Gildea is William A. Gildea’s brother.

David R. Allen has been our Chief Financial Officer since March 2007. He was previously a director from June 2006 to March 2007. Until 2004, he was the Chief Executive Officer and the Chief Financial Officer of Millbrook Press Inc., a publicly held publisher of children’s books. Millbrook Press Inc. filed for bankruptcy in the District of Connecticut in February 2004 in a liquidation proceeding in which all creditors were paid in full. Since 2004, Mr. Allen has acted as a management consultant and advisor to small public companies. Mr. Allen holds a B.S. degree and an M.S. degree from Bentley College in Waltham, Massachusetts. Mr. Allen is a Certified Public Accountant.

Richard P. Aleo has been the Company’s Executive Vice President of Sales and Marketing since March 13, 2008 and is responsible for all sales and marketing functions of the Company. Mr. Aleo was the Company’s former Vice President of Market Development since April 19, 2007. Prior to joining the Company, Mr. Aleo was the President and CEO of Regenerated Resources, manufacturers of Organic-Gro fertilizer, from 2003 to 2005.

Robert E. Cell has been a director since June 2006.  In 2006, he became the President and Chief Executive Officer of MyBuys.com, a preference-based marketing company. From 2004 to 2005, he was the Chief Executive Officer of Cool Sign Media Inc., a provider of digital advertising and signage. From 2000 to 2004, he held several executive positions, including Chief Operating Officer and Chief Financial Officer, at Blue Martini Software, Inc., a publicly held provider of client relationship management software applications. Mr. Cell has acted as a consultant to several public and private companies. Mr. Cell holds a B.S. degree and an M.B.A. from the University of Michigan.

John P. DeVillars has been a director since June 2006.  He is a founder and managing partner of BlueWave Strategies LLC, an environmental and renewable energy consulting firm established in 2003, and is a managing partner of its affiliated investment group, BlueWave Capital. He is a director of Clean Harbors Inc., a hazardous waste management company. Until 2003, Mr. DeVillars held the position of Lecturer in Environmental Policy in the Department of Urban Studies and Planning at the Massachusetts Institute of Technology; he continues to lecture at MIT, the Harvard Graduate School of Design and the Kennedy School of Government. Mr. DeVillars holds a B.A. degree from the University of Pennsylvania and an M.P.A. from Harvard University.

Peter Townsley has been our Executive Vice President of Technology since January 24, 2008 and a director since March 7, 2008. Prior to joining the Company, Mr. Townsley was the principal owner and operator of United Organic Products LLC and Waste Recovery Industries LLC, privately held related companies operating an organic fertilizer business in Gonzales, California. Mr. Townsley had been the principal of United Organic Products LLC and Waste Recovery Industries LLC for the five years preceding the acquisition of those businesses by the Company.

Edward A. Stoltenberg has been a director since March 2007. He is a Managing Director of Phoenix Financial Services, an investment banking firm which provides financial services to middle market public and private companies. He has been with Phoenix since 1999. Mr. Stoltenberg is a Certified Public Accountant and holds a B.A from Ohio Wesleyan University and an M.B.A from the University of Michigan.

There are no family relationships among our officers and directors.

Board Classifications, Committees and Meetings

Our Board of Directors comprises five members divided into three classes as nearly equal in number as possible. Currently, Messers. Stoltenberg and Cell serve as Class 1 directors, whose terms expire in 2010, Messers. DeVillars and Townsley serve as Class 2 directors, whose terms expire in 2008, and Mr. Edward Gildea serves as a Class 3 director, whose term expires in 2009. Of the five members of the Board, three are independent directors.

During fiscal year ended December 31, 2007, the Board of Directors held seven meetings in person or telephonically and acted by written consent on three occasions. Also during fiscal year 2007, the Audit Committee of the Board of Directors met four times, and the Compensation Committee of the Board of Directors met once.

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee.  Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

•	appointing, evaluating and terminating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by the independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

Our Audit Committee comprises Messrs. Stoltenberg, DeVillars and Cell. Mr. Stoltenberg serves as Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are independent under the rules of the Securities and Exchange Commission and the NASDAQ Stock Market. The Board has determined that Mr. Stoltenberg qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

Compensation Committee.  Our Compensation Committee assists our Board of Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers;

•	reviewing the performance objectives and actual performance of our officers; and

•	administering our stock option and other equity compensation plans.

Our Compensation Committee comprises Messrs., Cell, DeVillars and Stoltenberg. Mr. Cell serves as Chairman of the Compensation Committee. The Board has determined that all members of the Compensation Committee are independent under the NASDAQ rules.

Nominating and Governance Committee.  Our Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•	evaluating the composition, size and governance of our Board of Directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees;

•	determining procedures for selection of the CEO and other senior management; and

•	evaluating and recommending candidates for election to our Board of Directors.

Our Nominating and Governance Committee comprises Messrs. DeVillars, Cell and Stoltenberg. Mr. DeVillars serves as Chairman of our Nominating and Governance Committee. The Board has determined that all members of the Nominating Committee are independent under the NASDAQ rules.

Nomination of Director Candidates

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Company’s Nominating and Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Nominating and selection procedures are described in the written charter of the Company’s Nominating and Governance Committee, a copy of which is available on the Company’s website at www.convertedorganics.com. Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Nominating and Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders.

Candidates whose evaluations are favorable are then chosen by the Nominating and Governance Committee to be recommended for selection by the full Board. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Chairperson of the Company’s Nominating and Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. The submission must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its proxy materials so as to permit the Nominating and Governance Committee and, if necessary, the Board of Directors, to evaluate the qualifications of the nominee.

The Company currently does not employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Compensation Committee and Insider Participation

None of the members of our Compensation Committee is one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning total compensation received by our Chief Executive Officer and the two most highly compensated other officers (“named executives”) during 2007 for services rendered to Converted Organics in all capacities for the last three fiscal years.

									Nonqual.
								Non-Equity	Deferred
	Fiscal				Stock	Option		Incentive	Comp.	All Other
Name and Principal Position	Year	Salary		Bonus	Awards	Awards		Plan Comp.	Earnings	Comp.	Total

Eldward J. Gildea,	2007	$208,923	(1)			—					$208,923
President and Chief	2006	119,000	(2)			$158,430	(3)				277,430
Executive Officer	2005
Thomas R. Buchanan,	2007	116,231	(4)								116,231
Vice President and	2006	119,000	(2)			$158,430	(3)				277,430
Chief Financial Officer(7)	2005
John A. Walsdorf,	2007	116,231	(4)								116,231
Vice President and	2006	119,000	(2)			$158,430	(3)				277,430
Chief Operating Officer(8)	2005
David Allen,	2007	72,930	(5),(6)								72,930
Chief Financial Officer	2006					$15,843	(3)
	2005

(1)	Includes paid salary of $186,923 and unpaid salary of $22,000. The unpaid salary was paid in January and February 2008.

(2)	Includes paid salary of $69,000 and unpaid salary of $50,000.

(3)	On June 15, 2006, the Company granted 100,000 options to Mr. Gildea and each of the named officers, except for Mr. Allen who received 10,000 options for his service as a director. The fair value for the stock options was estimated at the date of grant using a Black-Scholes pricing model with the following assumptions: risk-free interest rate of 5.07%; no dividend yield; volatility factor of 38.816%; and an expiration period of five years. The price resulting from the valuation was $1.5843 per share. All options vested upon issuance.

(4)	Includes paid salary of $104,260 and unpaid salary of $12,000. The unpaid salary was paid in January and February 2008.

(5)	Includes paid salary of $64,350 and unpaid salary of $8,580. The unpaid salary was paid in January and February 2008.

(6)	In 2007, Mr. Allen was compensated for his services as a Director as outlined in the section below.

(7)	Mr. Buchanan served as the Company’s Chief Financial Officer until March, 2007. He currently serves as Vice President of Communications and Marketing.

(8)	Mr. Walsdorf served as the Company’s Vice President and Chief Operating Officer through March, 2008.

Director Compensation

In fiscal 2007, our independent directors received options to purchase an aggregate of 10,000 shares and an aggregate of $63,000 in fees for their service on the Board of Directors which included meeting fees of $1,000 per meeting. Approximately $26,000 of these fees were paid in fiscal 2007 for meetings that occurred during fiscal 2006.

The management directors are not compensated for their services as directors.

	Fees Earned or	Option Awards
Name	Paid in Cash	(footnote 1)	Total

David Allen(2)	$12,000	$-0-	$12,000
Edward A. Stoltenberg(2)	$10,000	$5,929	$15,929
Robert Cell	$22,000	$-0-	$22,000
John DeVillars	$19,000	$-0-	$19,000

(1)	The fair value for the stock options was estimated at the date of grant using a Black-Scholes pricing model with the following assumptions: risk-free interest rate of 4.9%; no dividend yield; volatility factor of 16.9%; and an expiration period of five years. The price resulting from the valuation was $0.59 per share.

(2)	Mr. Allen resigned from the Board of Directors effective March 6, 2007. Mr Stoltenberg was appointed to the Board and was granted options to purchase 10,000 shares of common stock on March 6, 2007.

Outstanding Equity Awards at Fiscal Year End

			Option Exercise
	Number of Securities		Price
Name	Underlying Unexercised Options		($ per share)	Option Expiration Date
	Exercisable	Unexercisable

Edward J. Gildea	100,000	0	$3.75	June 15, 2011
Thomas R. Buchanan	100,000	0	$3.75	June 15, 2011
John A. Walsdorf	100,000	0	$3.75	June 15, 2011
David R. Allen	10,000	0	$3.75	June 15, 2011

Code of Ethics

We have adopted a code of ethics that applies to our officers (including our principal executive, financial and accounting officers), directors, employees and consultants. The text of our code of ethics can be found on our Internet website at www.convertedorganics.com.

Compensation Committee — Composition and Responsibility

All members of the Compensation Committee are independent directors in accordance with NASDAQ rules. There are currently three directors who serve on the Compensation Committee: Robert E. Cell, as Chair, Edward Stoltenberg, and John DeVillars.

The Compensation Committee operates under a written charter approved by the Board. The current Compensation Committee charter may be viewed by accessing the Investor Relations link on the Company website
(http://www.ConvertedOrganics.com). The Compensation Committee has, as stated in its charter, two primary responsibilities: (i) assisting the Board in carrying out its responsibilities in determining the compensation of the CEO and executive officers of the Company; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer institutions.

The Compensation Committee, subject to the provisions of our 2006 Stock Option Plan, also has authority in its discretion to determine the employees of the Company to whom stock options shall be granted, the number of shares to be granted to each employee, and the time or times at which options should be granted. The CEO makes recommendations to the Compensation Committee about equity awards to the employees of the Company (other than the CEO). The Compensation Committee also has authority to interpret the Plans and to prescribe, amend, and rescind rules and regulations relating to the Plans.

The CEO reviews the performance of the executive officers of the Company (other than the CEO) and, based on that review, the CEO makes recommendations to the Compensation Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The Compensation Committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company. The Compensation Committee and the Board will use data, showing current and historic elements of compensation, when reviewing executive officer and CEO compensation.

In early 2008, the Compensation Committee began to utilize the services of an executive compensation consultant to assist in making compensation decisions. As of the filing of this report, the Compensation Committee has not received a definitive report from the executive compensation consultants.

Compensation Discussion and Analysis

Compensation Philosophy

The compensation philosophy of the Company rests on two principles:

•	Total compensation should vary with our performance in achieving financial and non-financial objectives; and

•	Long-term incentive compensation should be closely aligned with the interests of shareholders.

The Company will adopt a “pay for performance” approach that offers a competitive total rewards package to help create value for our shareholders. In designing compensation programs, and making individual recommendations or decisions, the Compensation Committee will focus on:

•	Aligning the interest of executive officers and shareholders;

•	Attracting, retaining, and motivating high-performing employees in the most cost-efficient manner; and

•	Creating a high-performance work culture.

The Company’s compensation program reflects a mix of stable and at risk compensation, designed to fairly reward executive officers and align their interests with those of shareholders in an efficient manner. Each element of the Company’s compensation program is intended to provide employees with a pay opportunity that is externally competitive and which recognizes individual contributions.

Peer Groups and Benchmarks

In early 2008, the Compensation Committee began to utilize the services of an executive compensation consultant to assist in making compensation decisions. As of the filing of this report, the Compensation Committee has not received a definitive report from the executive compensation consultants. The compensation paid to date was based upon an analysis by management and the promoters of the Company of the level of compensation that would be acceptable in the market place for initial public offerings. When the Company commences benchmarking, the committee will periodically assess the relevancy of the companies within the peer group and makes changes when appropriate. In addition to benchmarking against a peer group, the

Compensation Committee will evaluate executive compensation by reviewing surveys data that cover a broader group of companies. Through benchmarking, the Compensation Committee expects to ensure that total executive compensation and its elements are appropriately targeted for both actual performance results and competitive positioning.

Executive Compensation — Elements

Executive compensation at the Company has three components: base salary, long-term equity-based compensation, and benefits. The Compensation Committee expects to balance short-term and long-term Company performance and shareholder returns in establishing performance criteria. The Compensation Committee expects to evaluate executive compensation against these performance criteria and competitive executive pay practices before determining changes in base salary, the number of stock option awards, and other benefits.

Base Salary

The Company commenced paying a Base Salary to executives in February 2007. The salaries were generally less than or equal to the amounts included in the Company’s prospectus for its initial stock offering.

The Company determined the base salary for Mr. Edward Gildea, the CEO, when he was hired in 2006 based upon information gathered by the Company on salaries paid to CEOs of start up organizations, and other relevant considerations. The Board will evaluate, at least once a year, Mr. Gildea’s performance in light of established corporate strategic goals and financial objectives. A review of Mr. Gildea’s performance for 2007 will be conducted at an executive session of the Board in June 2008 following the annual meeting and again in January 2009. The Board did not complete a 2006 performance evaluation of Mr. Gildea since the closing of the initial stock offering and no base salary increase was approved for him.

Long Term Compensation

Equity Compensation

The determination of the size of any long term equity compensation grant is made by the Compensation Committee based on competitive factors and the attainment of strategic objectives. Equity compensation and stock ownership serve to link the net worth of executive officers to the performance of our common stock.

Stock options were granted in 2006 and through the period ending June 30, 2007 as described in the table below. Each option provides the right to purchase a fixed number of shares at fair market value on the date of the grant. The options have a five year term.

Benefits

Retirement Plans

The Company offers a 401K Plan to all eligible employees as defined under the Plan. The Company does not provide a matching contribution at this time.

Employment Agreements

Effective as of February 16, 2007, the Company entered into employment agreements with the CEO and the named executive officers to ensure the continuity of executive leadership, to clarify the roles and responsibilities of executives, and to make explicit the terms and conditions of executive employment. Provisions concerning a change of control of the Company, and terms of compensation in that event, are included in these employment agreements consistent with what the Compensation Committee believes to be best industry practices. The change of control provisions in the employment agreements are designed to ensure that executives devote their full energy and attention to the best long term interests of the shareholders in the event that business conditions or external factors make consideration of a change of control appropriate. “Change of Control”, as defined by the Employment Agreement, includes (i) The acquisition of any Person or group (as defined by the Securities Exchange Act of 1934, as amended) of beneficial ownership of 20% of the total shares or more than 35% of the outstanding shares of common stock of the Company except for acquisitions of stock from the Company, by the Company, and by employee benefit plans maintained by the Company; (ii) Individuals who constitute the Company’s Board of Directors cease, for any reason to constitute at least a majority of the Board unless the new members of the Board were nominated by the existing Board members for other than an election contest; (iii) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company unless the transaction merger, consolidation or sale was initiated or approved by the Board of Directors; or (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The employment agreement with Mr. Gildea for him to serve as President and Chief Executive Officer of the Company provides for a base salary of $220,000, which may be increased at the discretion of the Board. The named officers are Thomas R. Buchanan, Vice President and Chief Financial Officer (until March 2007) and John A. Walsdorf, Vice President and Chief Operating Officer (until March 2008). The agreements provide for base salary for each named officer of $180,000. All employment agreements also provide for participation in the various benefit programs provided by the Company, including group life insurance, sick leave and disability, retirement plans and medical insurance programs to the extent they are offered by the Company; at this time no such programs are offered. Effective March 1, 2007, Mr. Buchanan became the Vice President of Communications & Marketing, and all terms and conditions of his employment agreement remain in effect. Also as of March 1, 2007, Mr. Allen was appointed as the Company’s Chief Financial Officer. Mr. Allen is not covered by an employment agreement and currently devotes approximately 75% of his time to this position.

In the event Mr. Gildea’s or the named officers’ employment is terminated or in the event that Mr. Gildea or any of the named officers resigns for ’good reason’ following a change of control, Mr. Gildea and the named officers are entitled to a lump sum of three years base salary plus three times his incentive compensation paid in the preceding twelve months or the plan’s target, whichever is greater, plus continued participation in the insurance benefits for a three year period. All stock options granted to Mr. Gildea and to the named officers would immediately vest and remain exercisable for three months following the date of termination.

Resignation for “good reason” under the employment agreements, means, among other things, the resignation of Mr. Gildea or the named officers after (i) the Company, without the express written consent of Mr. Gildea or the named officers, materially breaches the agreement to his substantial detriment; or (ii) the Board of Directors, without cause, substantially changes Mr. Gildea’s or the named officers’ core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of President and CEO of the Company, or the respective duties of the named officers (iii) the Company’s Board of Directors, without cause, places another executive above Mr. Gildea or one of the named officers in the Company or (iv) a change of control, as defined, occurs. Mr. Gildea and the named officers are required to give the Company thirty days notice and an opportunity to cure in the case of a resignation effective pursuant to clauses (i) through (iv) above. The estimated expense to the Company of Mr. Gildea’s termination in the event of a change in control as of December 31, 2007 is $660,000. The estimated expense to the Company of the termination of one of the named officers, other than Mr. Gildea, in the event of a change in control as of December 31, 2007 is $540,000.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information regarding the beneficial ownership of our common stock, as of April 29, 2008 by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all of the current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned. Shares of common stock to be received upon conversion of preferred stock, or subject to options or warrants currently exercisable or exercisable on or within 60 days of the date of this proxy statement, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Officers and Directors

	No. of Shares
	Beneficially
Name of Beneficial Owner(1)	Owned		%(2)

Edward J. Gildea	173,186	(3)	3.13%
David R. Allen	12,431	(5)	*
John A. Walsdorf	243,155	(3)	4.4%
Thomas R. Buchanan	230,129	(6)	4.1%
William A. Gildea	430,127	(4)	7.8%
Robert E. Cell	10,000	(5)	*
John P. DeVillars	10,000	(5)	*
Edward A. Stoltenberg	21,725	(5)(7)	*
All directors and officers as a group (eight persons)	1,129,860		20.5%
5% Stockholders
John E. Tucker(8)	363,914		6.6%
Chester L.F. Paulson & Jacqueline M. Paulson, as Joint Tenants(9)	749,921	(10)	13.6%

*	Less than 1%

(1)	The address of all persons named in this table, with the exception of John E. Tucker and Chester L.F. Paulson & Jacqueline M. Paulson is: c/o Converted Organics Inc., 7A Commercial Wharf West 02110.

(2)	Assumes 5,528,010 shares as of April 29, 2008.

(3)	Includes options to purchase 100,000 shares.

(4)	Includes options to purchase 83,000 shares.

(5)	Includes options to purchase 10,000 shares.

(6)	Includes options to purchase 50,000 shares.

(7)	Includes 2,000 shares beneficially owned and held in trust. Also includes options to purchase 3,000 shares.

(8)	Address is 497 Hooksett Road, Suite PMB 277, Manchester, NH 03104.

(9)	Address is 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.

(10)	Includes 32,047 shares of common stock; and 564,432 Class A warrents which, given the effect of the quarterly stock dividends on the anti-dilution provisions of the warrants, can be redeemed for 717,874 shares of common stock.

Transactions With Related Persons, Promoters and Certain Control Persons

As payment for compensation accrued and not paid since April 1, 2006 and expenses incurred but not reimbursed since April 1, 2006, we intend to pay in the future, out of available cash, a total of $250,000 to the following executive officers, directors and consultants, each of whom will receive $50,000: Edward J. Gildea, Thomas R. Buchanan, John A. Walsdorf, William A. Gildea and John E. Tucker.

The Company rented its premises at 7A Commercial Wharf West, Boston, MA under an agreement with ECAP, LLC through March 1, 2007, at which time it entered into its own lease. The managing member of ECAP, LLC is a former director and shareholder of the Company and is also the brother of the Company’s President and Chief Executive Officer. The rental agreement provides for rent, as agreed between the Company and ECAP, LLC and for reimbursement of expenses by the Company for office and other expenses. The total amounts paid by the Company to ECAP, LLC for rental and reimbursement expenses were $125,500 in 2003, $42,496 in 2004, $71,711 in 2005, $56,219 in 2006 and $5,800 in the first two months of 2007.

The Company paid Mr. William A. Gildea who is a 10% stockholder as well as the brother of the President and CEO of the Company for his services in connection with development efforts in New Jersey, New York and Rhode Island as well as his services in connection with the sale of the Company’s common stock. Mr. Gildea was paid $32,500 in 2005, $69,000 in 2006 and $155,000 in 2007.

Previous to Mr. Edward A. Stoltenberg being elected as a director, the Company paid Phoenix Financial Services, a company of which Mr. Stoltenberg is a Managing Director, $82,500 for services related to procuring financing for the Company, for the period November, 2005 through February, 2007. As of February 28, 2007, the agreement between the Company and Phoenix Financial Services was terminated, and Mr. Stoltenberg receives no compensation from the Company except as a Director.

In March 2007 the Company entered into an agreement with Mr. William A. Gildea to provide consulting and advisory services in connection with managing fertilizer sales and marketing, development activities, and strategic business relationships for a flat monthly fee of $15,000. Mr. William Gildea is a 10% shareholder of the Company and is also the brother of the Company’s President and Chief Executive Officer.

The Company also paid Mr. John E. Tucker, who is a 5% stockholder, and his company, BioVentures LLC., for its services in connection with the design and development work for the Company’s planned manufacturing facility in Woodbridge, NJ. BioVentures LLC was paid $15,000 in 2004, $1,000 in 2005, $69,000 in 2006, and $76,669 in 2007.

We believe the transactions described above were made on terms at least as favorable as those generally available from unaffiliated third parties. The transactions have been ratified by a majority of the members of our Board of Directors who are independent directors. Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties, and all such transactions will be reviewed and subject to approval by our Audit Committee, which will have access, at our expense, to our or independent legal counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its officers and any persons holding more than 10% of the Company’s Common Stock (“10% holders”) are required to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2007. The Company is aware that one director, Edward A. Stoltenberg, filed one Form 4 late in connection with the grant of options to purchase 10,000 shares of the Company’s common stock made to Mr. Stoltenberg as a component of compensation paid to the Company’s directors who are not members of management. In making this statement, the Company has relied solely on written representations of its directors, officers and 10% holders and copies of the reports that they filed with the SEC.

Independent Public Accountants

Carlin, Charron & Rosen, LLP served as the Company’s independent public accountant in fiscal 2007 and has been engaged as the Company’s independent public accountant for fiscal 2008. The Audit Committee of the Board intends to meet with the auditor in August 2008 to discuss the audit engagement for fiscal 2008. The following table shows the fees paid or accrued by the Company for the audit and other services provide Carlin, Charron & Rosen, LLP for 2007 and 2006.

	FY 2007	FY 2006

Audit Fees	$213,148	$138,683
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Totals	$213,148	$138,683

Audit services of Carlin, Charron & Rosen, LLP for fiscal 2007 and 2006 consisted of the examination of the consolidated financial statements of the Company.

Representatives of Carlin, Charron & Rosen, LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so. The representatives are expected to be available to respond to appropriate questions from attendees.

The Audit Committee, consisting entirely of independent directors, pre-approves all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee, or one of its members to whom authority has been delegated by the Audit Committee, may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved all of the Company’s audit fees, audit-related fees, tax fees, and all other fees for services by the independent auditors during fiscal 2007.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

The Audit Committee currently includes three non-employee directors. Mr. Stoltenberg serves as Chairman of the Audit Committee, and Messrs. Cell and DeVillars serve as members. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by NASDAQ rules and the SEC. The Board also determined that each member of the Audit Committee is “financially literate” and has accounting or related financial management expertise. The Board also determined that Mr. Stoltenberg is an “audit committee financial expert” as defined by SEC rules through his business and professional experience.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the Company’s independent registered public accounting firm.

The Audit Committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company’s financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm for the last fiscal year, Carlin, Charron & Rosen, LLP is responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee’s charter, the Audit Committee’s responsibility is to provide oversight of and to review those processes. The Audit Committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee held four meetings during the fiscal year ended December 31, 2007. The Audit Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at http://www.ConvertedOrganics.com.

Audited Financial Statements

The Audit Committee has reviewed the audited financial statements, as amended, prepared for the fiscal year ended December 31, 2007. The Audit Committee has discussed those audited financial statements with members of the management of the Company.

The Audit Committee has discussed the audited financials for fiscal 2007 with Carlin, Charron & Rosen, LLP, and has discussed with Carlin, Charron & Rosen LLP the Statement on Auditing Standards No. 61 and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That Is Integrated with an Audit of Financial Statements.” The Audit Committee has received from Carlin, Charron & Rosen, LLP a letter and other written disclosures required under Independence Standards Board Standard No. 1. The Audit Committee had discussions with Carlin, Charron & Rosen, LLP in advance of the Annual Meeting regarding the independence of Carlin, Charron & Rosen, LLP as the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. After review of all discussions and correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended that the audited financial statements for the last fiscal year be included in the Company’s Annual Report on Form 10-KSB.

The Audit Committee

Edward Stoltenberg, Chairman
Robert E. Cell
John DeVillars

* * * * *

PROPOSAL NO. 1

ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors has nominated Mr. John DeVillars and Mr. Peter Townsley to serve as Class 2 directors until 2011 or until their respective successors are elected and qualified:

Mr. John DeVillars — DIRECTOR, to serve until the 2011 Annual Meeting of Stockholders or until his successor is elected and qualified.

Mr. Peter Townsley — DIRECTOR, to serve until the 2011 Annual Meeting of Stockholders or until his successor is elected and qualified.

Vote Required

The two candidates receiving the highest number of votes cast in favor of their election shall be elected as directors.

Recommendation

The Board recommends that stockholders vote FOR the election of Mr. John DeVillars and Mr. Peter Townsley.

Unless marked otherwise, proxies received will be voted FOR the election of each nominee.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF CARLIN, CHARRON & ROSEN, LLP AS
INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors appointed Carlin, Charron & Rosen, LLP as the Company’s independent public accounting firm for 2008. Prior to 2008, Carlin, Charron & Rosen, LLP has served as the Company’s independent public accountant since 2005.

In the past two fiscal years there have been no disagreements with Carlin, Charron & Rosen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

One or more representatives of Carlin, Charron & Rosen, LLP will attend the Annual Meeting and be available to respond to questions.

The Board recommends the Shareholders ratify the appointment of Carlin, Charron & Rosen, LLP as the Company’s independent public accountant for the year 2008. If the Shareholders do not ratify the appointment, other independent auditors will be appointed by the Board upon recommendation of the Audit Committee.

Vote Required

The affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required to approve the selection of Carlin, Charron & Rosen, LLP as independent public accountant.

Recommendation

The Board recommends that stockholders vote FOR the ratification of the selection of Carlin, Charron & Rosen, LLP as the Company’s independent public accountant for the year 2008.

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described herein should properly come before the meeting the Proxy Committee will vote the shares represented in accordance with their best judgment. At this time the proxy statement went to press, the company knew of no other matters which might be presented for Stockholder action at the meeting.

* * * * *

STOCKHOLDER PROPOSALS

Should a stockholder desire to include in next year’s proxy statement a proposal other than those made by the Board, such proposal must be sent to the Corporate Secretary of the Company at 7A Commercial Wharf West, Boston, MA 02110. The Company expects to print its proxy statement on April 1, 2009. Shareholder proposals must be received at our principal executive offices within a reasonable time before the Company begins to print and send its proxy materials.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

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Electronic Voting Instructions
You can vote by Internet!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on June 7, 2007.
Vote by Internet • Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

6 IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE
ENCLOSED ENVELOPE. 6

      Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold

01 —John P. DeVillars *	☐	☐	02 — Peter Townsley *	☐	☐	▪ ▪	+

* Each Director to serve until their terms expire in 2011 and until their successors are duly elected and qualified.

2.	Ratification of the selection of Carlin, Charron & Rosen, LLP as Independent Public Accountant.	For ☐	Against ☐	Abstain ☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
      Non-Voting Items
Change of Address — Please print new address below.

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     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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6 IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE
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Proxy — Converted Organics

Notice of 2008 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — June 6, 2008
The undersigned shareholder of Converted Organics hereby appoints Edward J. Gildea as proxy with the power of substitution, and he is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Converted Organics to be held at The Marriott’s Custom House located at 3 McKinley Square, Boston, MA 02109, on June 6, 2008 at 9:30 a.m. EST, or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed and FOR Proposal 2.
In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)

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